UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2006
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama (Address of principal executive offices)	35801 (Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 23, 2006, the Board of Directors of Wolverine Tube, Inc. (the “Company”) appointed John L. Duncan, who currently serves as the lead non-management director on the Company’s Board of Directors, to be Chairman of the Board of Directors, effective upon the resignation of Dennis J. Horowitz as a director and Non-Executive Chairman of the Board of Directors on June 23, 2006. In connection with Mr. Duncan’s appointment, on May 23, 2006, the Board of Directors approved a new compensation arrangement with respect to the Chairman of the Board of Directors. Effective June 24, 2006, the Chairman of the Board of Directors will receive two times the annual retainer paid to all non-employee directors (currently $30,000), payable in semi-annual installments, as well as two times the amount paid for attendance at each meeting of the Board of Directors (currently $1,500).
     On May 26, 2006, the Company entered into a Non-Solicitation, Change in Control and Severance Agreement (the “Agreement”) with Allan J. Williamson, the Company’s Corporate Controller. Under the terms of the Agreement, the Company will provide Mr. Williamson certain severance benefits if his employment is terminated or if he resigns in certain circumstances. Mr. Williamson has agreed to non-solicitation provisions under which he will refrain from engaging in certain activities both during his employment with the Company and for certain periods thereafter. The following summary of the material terms of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     Severance Payment. The Agreement provides that if at any time Mr. Williamson (a) is terminated by the Company without “cause” (“for cause termination” defined in the Agreement) at any time in the two-year period following a “change in control” (as defined in the Agreement) or (b) has his job relocated to a locale over fifty miles away from his then current location at any time in the two-year period following a “change in control” (as defined in the Agreement), then he will be entitled to receive a severance payment equal to one year of his then current base salary (“Change in Control Severance Payment”), payable in accordance with the Company’s normal payroll cycles and severance payment policies. This Change in Control Severance Payment is contingent upon Mr. Williamson’s signing of the Company’s standard General Release of Claims form and his agreement to the Non-Solicitation of Employees clause of the Agreement.
     Non-Solicitation Provision. The Agreement generally provides that during Mr. Williamson’s employment and for one year following termination of employment, Mr. Williamson will not solicit Company employees to terminate their employment with the Company.
Item 9.01 Financial Statements and Exhibits.
     Exhibits

Exhibit No.	Description
10.1	Change-in-Control Severance Agreement, dated May 26, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: May 26, 2006

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change-in-Control Severance Agreement, dated May 26, 2006.